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                      [WILEY, REIN & FIELDING LETTERHEAD]


CD Radio Inc.
1221 Avenue of the Americas
New York, NY 10020

                                                                 August 25, 1999

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by CD Radio Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on August 25, 1999, as provided by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this consent as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "Experts" or that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

     Our consent to having passed upon certain regulatory issues arising under the Communications Act is limited to matters arising under or involving federal communications laws, communications treaties and federal communications regulations relevant to the proposed satellite radio operations of the Company in the United States as described in the prospectus, including the Communications Act of 1934, as amended, and the rules, regulations and written policies promulgated thereunder by the Federal Communications Commission, the International Telecommunication Union Constitution and Convention dated 1992, and the International Radio Regulations promulgated thereunder dated 1992 (collectively, "Communications Laws"). We have not passed upon and do not consent to be listed as having passed upon matters arising under or involving any laws other than the Communications Laws, any jurisdiction other than the United States, or any state of the United States.

     This consent is being furnished to you subject to the qualifications and limitations expressed herein, and has been prepared solely for the use and benefit of the Company in connection with the Registration Statement. The consent expressed herein is as of the date hereof.

                                   Very truly yours,


                                   /s/ Wiley, Rein & Fielding

                                   Wiley, Rein & Fielding